Caterpillar Inc.
510 Lake Cook Road, Suite 100
Deerfield, Illinois 60015

February 17, 2021

Re:     Caterpillar Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

I refer to the Registration Statement on Form S-8 (the “Registration Statement”) being filed by Caterpillar Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 1,300,000 shares of Common Stock, $1.00 par value per share (the “Registered Shares”), of the Company which are issuable pursuant to the Solar Savings and Investment Plan, as amended (the “Plan”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

I have examined the Registration Statement, the Company’s Restated Certificate of Incorporation, the Company’s ByLaws, the Plan, and the resolutions adopted by the board of directors of the Company relating to the Registration Statement and the Plan. I have also examined originals, or copies of originals certified to my satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as I have considered relevant and necessary as a basis for this opinion letter. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to me for examination. As to facts relevant to the opinions expressed herein, I have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Based on the foregoing, I am of the opinion that each Registered Share that is newly issued pursuant to the Plan will be validly issued, fully paid and non-assessable when (i) the Registration Statement has become effective under the Securities Act; (ii) such Registered Share shall have been duly issued and delivered in accordance with the Plan and (iii) either certificates representing such Registered Share shall have been duly executed, countersigned and registered and duly delivered to the person entitled thereto against payment of the agreed consideration therefor (in an amount not less than the par value thereof), or if any Registered Share is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Registered Share to the person entitled thereto against payment of the agreed consideration therefor (in an amount not less than the par value thereof), all in accordance with the Plan.

This opinion letter is limited to the General Corporation Law of the State of Delaware. I express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, other federal laws of the United States of America or any state securities or blue sky laws.

In addition, to the extent that the requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), pertain to provisions of the Plan, such provisions comply with the ERISA requirements.

This opinion letter is limited to ERISA, the laws of the State of Illinois and the General Corporation Law of the State of Delaware. I express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, other federal laws of the United States of America or any state securities or blue sky laws.

I hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to me included in or made a part of the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons for whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Jennifer K. Schott
Jennifer K. Schott
Deputy General Counsel and Assistant Corporate Secretary